BAYTREE CAPITAL ASSOCIATES, LLC
                               INVESTMENT BANKERS
                              THE TRUMP BUILDING AT
                                 40 WALL STREET
                            NEW YORK, NEW YORK 10005
                      212/509-1700 - FACSIMILE 2121363-4231


                                                  February  10,  1999

PhotoLoft.Com
300  Orchard  City  Drive
Suite  142
Campbell,  CA  95009

Attn:  Mr.  Jack  Marshall
       President

Dear  Mr. Marshall:

     This letter agreement (the "Agreement")confirms the terms and conditions of
                                 ---------
the  exclusive  engagement  of  Baytree Capital Associates,  LLC  ("Baytree")by
                                                                    -------
PhotoLoft.Com, Inc., ("PhotoLoft") and its affiliates to render certain financial advisory and investment banking services to PhotoLoft and any person, corporation or other entity formed by or affiliated with such person (the "Company") which participates in, or which was formed for the purpose of effecting a Transaction (as hereinafter defined) and effecting a certain Financing as hereinafter described. In the context of this Agreement, "Transaction" shall mean, whether effected in one transaction or -a series of transactions, (i) any merger, consolidation, reorganization, recapitalization or other business combination pursuant to which the business of PhotoLoft is combined with that of another entity (the "Merger Candidate"),whether or not
                                               -----------------
PhotoLoft  is  the  surviving  entity  in  such  business  combination.

     1. SERVICES. Pursuant to the terms and conditions set forth in this Agreement, Baytree will assist PhotoLoft in negotiating and effecting: (i) a Loan (as hereinafter described in subparagraph (a) if such is requested by PhotoLoft; and (ii) a Transaction; and will act as the placement agent with regard to obtaining the Financing (as hereinafter described in Paragraph 2) for the Company. In this regard, Baytree proposes to undertake certain activities on behalf of PhotoLoft, including, the following:

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
          (a) structuring and negotiating a loan (the "Loan") in the principal amount of Two Hundred Fifty Thousand ($250,000) Dollars should said loan be requested in writing by PhotoLoft prior to the consummation of the Transaction, provided, however, that said Loan shall be subject to Baytree's satisfactory completion of its due diligence review of PhotoLoft (as herein further described in paragraph 2 (a) ). In the event that PhotoLoft shall request the Loan, it shall simultaneously execute and deliver the Agreement and Plan of Reorganization with regard to the Transaction arid execute and deliver the Note (as hereinafter defined). Said Loan will be provided to PhotoLoft within five (5) days of such a request on terms and conditions substantially in the form of the Note (the "Note) as set forth in Annex B attached hereto;

          (b) identifying a Merger Candidate which is a public company within the meaning of Rule 15(c)-2 of the Securities Act of 1934;

          (c) advising PhotoLoft as to the structure and form of the Transaction;

          (d) assisting PhotoLoft in obtaining appropriate information and performing due diligence regarding the Merger Candidate;

          (e) counseling PhotoLoft with respect to, and conducting, negotiations with, the Merger Candidate regarding the Transaction;

          (f)     arranging  for  consummation  of  the  Transaction;

          (g) arranging for financing on behalf of the Company as otherwise discussed in this Agreement;

          (h) rendering such other financial advisory and investment banking services as may from time to time be agreed upon by Baytree and PhotoLoft or the Company.

     Any obligations pursuant to this Paragraph I shall survive the termination or expiration of this Agreement.

     2.     FINANCING.
            ----------

     (a) Baytree shall arrange (i) the Loan (if one has been so requested pursuant to Paragraph(a) and(ii) a financing (the "Financing") on behalf of the Company. The Financing shall be arranged either by the conversion of the Loan into equity of PhotoLoft or other funding or a combination of conversion and other funding, and will be completed through a limited offering. The Financing will be for a maximum of One Million ($1,000,000.00 US) Dollars and

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
will be completed contemporaneously with consummation of the Transaction. The limited offering comprising the Financing will be of Common Stock of the Company. The Loan and the Financing will be subject to Baytree's successful and satisfactory completion in Baytree's sole and absolute discretion of its due diligence prior to the funding of the Loan or the Financing, such shall include, but not be limited to, a review and analysis of PhotoLoft's financial status, business plans and any pending or potential litigation. The placement of the Common Stock will rely on Rule 504 of Regulation D ("Regulation D")promulgated
                                                       ------------
under  the U.S. Securities Act of 1933, as amended (the "Act"),and shall thereby
                                                        -----
be exempt from the registration requirements of the Act, provided, however, that should Rule 504 of Regulation D be changed so that the exemption from registration for stock so issued is altered then no further Financing as contemplated in this Agreement will occur unless and until the parties to this Agreement enter into a separate and distinct Agreement to continue with a financing wherein the terms of said financing shall be specifically described. In connection with their purchase of the Common stock in the Financing, the purchasers will receive Two Hundred Thousand (200,000) shares of the Common Stock of the Company for every One Hundred Thousand ($ 100,000 US) Dollars so invested and a prorata number of shares for any portion thereof so invested.

     Baytree shall not be deemed an agent of the Company nor an agent of PhotoLoft for any other purpose. Any proceeds shall be paid, less the Expense Allowance and legal fees reimbursement (each as defined in Paragraph 4 below), to the Company at a closing held with respect to the sale of the Common Stock in the Financing (the "Closing" against delivery of certificates representing the securities sold. The Company agrees that until the later of the termination of the Offering Period, or twelve (12) months from the Closing, it will not, directly or indirectly, seek to arrange or place any equity or convertible security financing, without Baytree's prior written consent except if such financing is a sale of securities of nonconvertible debt. Additionally, the Company agrees that upon Closing, the Company shall grant Baytree a right of first refusal for a period of twenty-four (24) months from the Closing with respect to any sale of securities by the Company except if the sale is either pursuant to an underwritten public offering or is of securities of non-convertible debt and except for the issuance of securities upon the exercise of currently outstanding options and warrants. Baytree shall have ten (10) business days following receipt of written notice from the Company setting forth the terms of any proposed financing to be conducted by it (a "Notice"), to exercise the right of first refusal by presenting a letter of intent for a proposed financing on the same or better economic terms as presented to the Company. In the event Baytree fails to exercise this right to present a letter of intent for a proposed financing, the Company shall be free to sell such securities in the manner, amount and for the prices and terms set forth in the Notice without liability to Baytree, subject to Baytree's right of consent for a period of twelve (12) months as set forth above.

     (b) In the event that the Loan shall have been converted to stock pursuant to the terms of the Note, then and in that event Baytree shall be deemed to have provided the Company that portion of the Financing contemplated in subparagraph (a) hereof

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
and shall therefore be entitled to all Fees and Expenses provided for in Paragraph 4 of this Agreement.

     This Agreement does not constitute an understanding or a commitment, express or implied, by Baytree to provide any of the Financing from its own account. Any obligations pursuant to this Paragraph 2 shall survive the termination or expiration of this Agreement.

     3.     REGISTRATION  RIGHTS     Baytree  shall  receive  one  "Piggyback"
            --------------------
registration right for the shares of Common Stock representing fees or other compensation to Baytree.

     4.     FEES  AND  EXPENSES     PhotoLoft agrees to cause the Company to pay
            -------------------
Baytree  for  its  services  as  follows:

          (a) Baytree shall receive a placement fee in cash and shares of the Common Stock of the Company(the "Placement Fee") herein equal to Ten Thousand ($10,000.) Dollars and Twenty Five Thousand (25,000) shares of the Company's Common Stock for each gross One Million ($ 1,000,000.00 US) Dollars raised in the Financing and a pro rata amount of cash and number of shares for any part of One Million ($1,000,000.00 US) Dollars so raised. The Placement Fee and Baytree's Expense Allowance (as hereinafter defined) with respect to the Financing shall be payable concurrently with Closing (or each Closing if more than one).

          (b) In addition to any other fees payable to Baytree hereunder, if at any time commencing with the date hereof and ending twenty-four (24) months after termination of this Agreement or the closing of the Transaction (whichever is later) a party introduced to PhotoLoft or the Company by Baytree or by any broker-dealers selected by Baytree to participate in the Financing shall purchase or commit to purchase any securities (other than those offered in the Financing) of PhotoLoft, the Company or any person or entity controlled by or under common control with PhotoLoft, the Company, or such other person (which commitment the Company shall have accepted or shall subsequently accept), Baytree shall receive as compensation the Placement Fee that would have been payable and issuable had such purchases occurred in connection with the Financing, regardless of the type of securities so purchased or the form of payment therefor.

          (c) It shall be the Company's obligation to bear all of its expenses in connection with the Transaction and the Financing, which expenses shall include, but are not limited to the following: printing and duplication costs, postage and mailing expenses with respect to the transmission of offering materials, registrar and transfer agent fees, accounting fees and issue and transfer taxes, if any. In addition, PhotoLoft will cause the Company to pay to Baytree a non-accountable expense allowance of Thirty Thousand ($30,000.00 US) Dollars with respect to the Transaction and Financing, which shall include the fees and reasonable disbursements of Baytree's and the Merger Candidate's legal counsel incurred in connection with the Transaction and Financing (collectively, the

     Any obligation pursuant to this Paragraph 4 shall survive the termination or expiration of this Agreement.

          (d) Following the provision of a Merger Candidate into which there shall have been any merger, consolidation, reorganization, recapitalization or other business combination pursuant to Paragraph I of this Agreement, the Company agrees that six hundred twenty five thousand (625,000) shares of the Common Stock of the Merger Candidate shall remain with the original shareholders of the Merger Candidate.

          Any obligation pursuant to this Paragraph 4 shall survive the termination or expiration of this Agreement.


     5.     REPRESENTATIONS,  WARRANTIES,  AND  COVENANTS.
            ----------------------------------------------

     (a) PhotoLoft represents and warrants and shall cause the Company to so represent and warrant that this Agreement has been duty authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms- The Company further represents and warrants that consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms, provisions or conditions of any written agreement to which it is a party.

     (b) PhotoLoft has not done, and shall cause the Company not to do anything that may be considered a direct selling effort in the United States or which could reasonably be expected to result in general preconditioning of the United States Market for the Securities of the Company. Subject to the requirements of law, the Company shall not make any public announcement of the Financing without the prior written consent of Baytree and in any event, shall make no such disclosure which could be deemed to be a general solicitation or directed selling effort within the meaning of Regulation D under the Act,

     (c) Baytree covenants that it will comply with all Rules and Regulations applicable to Regulation D with regard to this Offering. Further, Baytree represents and warrants that this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding agreement enforceable against it in accordance with its terms. Baytree further represents and warrants that consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms, provisions or conditions of any written agreement to which it is a party.

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
     (d) PhotoLoft represents, warrants, and covenants that at the time of any Loan and /or Financing contemplated herein there shall be no liens, encumbrances or security interest in any assets of PhotoLoft (or any subsidiaries or affiliates), said unencumbered assets shall include but not be limited to the intellectual or proprietary property of PhotoLoft which property shall include but not be limited to, any and all copyrights issued to, titled to, or claimed by PhotoLoft.

     (e) The PhotoLoft represents and PhotoLoft shall cause the Company to so represent that upon the completion of the Transaction it shall cause a nominee identified by Baytree to be added to the Company's Board of Directors for the maximum term provided for in the Company's By Laws.

     (f) PhotoLoft represents and shall cause the Company to so represent that they have One Million Dollars ($1,000,000) of eligibility pursuant to Rule 504 of Regulation D. In the event that it is deter-mined that the Company has less than One Million Dollars of eligibility, then the amount undertaken in connection with any Financing shall be reduced to the amount of the Company's remaining Rule 504 eligibility.

     (g) The Company acknowledges that Baytree's undertaking to perform the Financing described in Paragraph 2 is on a best efforts basis.

     (h) PhotoLoft represents and warrants and shall cause the Company to so represent and warrant that the post Transaction capitalization of the Company shall be as set forth on Annex C attached hereto.

     6.     TERM.     The  term  of this Agreement with regard to the completion
            -----
of the Transaction shall be ninety (90) days from the date of the execution of this Agreement. This Agreement may be renewed upon mutual written agreement of Baytree and PhotoLoft and/or the Company. PhotoLoft agrees to cause the Company to pay Baytree any fees specified in Paragraph 4 if the events specified therein shall occur during the term of this Agreement or within two years after the termination or expiration of this Agreement. Any obligation pursuant to this Paragraph 6 shall survive the termination or expiration of this Agreement.

     Notwithstanding anything in this Agreement to the contrary, in the event that Baytree shall have failed to arrange for and fund the Loan within thirty
(30) days of the date of a request for such Loan then and in that event this Agreement shall be null and void and of no further force or effect.

     7.     INDEMNIFICATION.     In  addition  to  the  payment  of  fees  and
            ----------------
reimbursement of fees and expenses provided for above, and regardless of whether the Transaction or the

Financing are consummated, PhotoLoft agrees to indemnify and to cause the Company to indemnify Baytree and any broker-dealers who participate in the Financing, as set forth in Annex A, attached hereto, which is incorporated by reference as if fully set forth herein. This Paragraph 7 shall survive the termination or expiration of this Agreement.

     8.     INFORMATION.     PhotoLoft  recognizes  and  confirms  that  in
            ------------
performing its duties pursuant to this Agreement, Baytree and broker-dealers selected by it to participate in the Financing will be using and relying on data, material, and other information (the "Information") or ("Offering
                                                                     ----------
Materials")furnished  by  PhotoLoft and the Merger Candidate or their respective
---------
employees  and  representatives.  In  connection  with  Baytree's  activities on
PhotoLoft's behalf, PhotoLoft will cooperate with Baytree and will furnish Baytree with all information concerning PhotoLoft the Transaction and, to the extent available to PhotoLoft the Merger Candidate, which Baytree deems appropriate and will provide Baytree with access to PhotoLoft's officers, directors, employees, independent accountants and legal counsel for the purpose of performing Baytree's obligations pursuant to this agreement. To the extent that PhotoLoft has access to the officers, directors, employees, independent accountants and legal counsel of the Merger Candidate, it will provide such access to Baytree for the purpose of performing Baytree's obligations pursuant to this Agreement. PhotoLoft hereby agrees and represents that all Information
(a) furnished to Baytree pursuant to this Agreement, and (b) contained in any filing by PhotoLoft with any court or governmental or regulatory agency, commission or instrumentality (each, an "Agency")shall, at all times during the
                                         ------
period of the engagement of Baytree hereunder, be accurate and complete in all material respects and that, if the Information provided by PhotoLoft becomes materially inaccurate, incomplete or misleading during the term of Baytree's engagement hereunder, the Company shall so advise Baytree in writing. Accordingly, Baytree assumes no responsibility for the accuracy and completeness of the Information. In rendering its services hereunder, Baytree will be using and relying upon the Information without independent verification thereof or independent evaluation of any of the assets or liabilities of PhotoLoft or the Merger Candidate. All Information that is not publicly available will be treated in strict confidence, and will not be revealed, or used (except in the performance of Baytree's duties under this Agreement) by Baytree unless legally compelled as determined in good faith by counsel to Baytree.

     9.     DISCLOSURE.     PhotoLoft  agrees  that, except as compelled by law,
            -----------
rule or regulation, it will not disclose and will cause the Company not to disclose the services or advice to be provided by Baytree under this Agreement publicly or to any third party without the prior written approval of Baytree.

     10.     SEVERABILITY.     If  any provision of this Agreement shall be held
             -------------
or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this

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
Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

     11.     AUTHORIZATION.     PhotoLoft and Baytree represent and warrant that
             --------------
each has all requisite power and authority, and all necessary authorizations, to enter into and carry out the terms and provisions of this Agreement.

     12.     SUCCESSORS.     This  Agreement  and  all  rights,  liabilities and
             -----------
obligations hereunder shall be binding upon and inure to the benefit of each party's successors but may not be assigned without the prior written approval of the other party. Any such approval shall not be unreasonably withheld.

     13.     HEADINGS.     The  descriptive  headings  of the Paragraphs of this
             ---------
Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     14.     NO  BROKERS.     PhotoLoft  represents and warrants to Baytree that
             ------------
there are no brokers, representatives or other persons which have an interest in or claim for compensation due to Baytree from any transaction contemplated herein.

     15.     NOTICES.     Any  notice  or  other  communication  to  be given to
             --------
PhotoLoft hereunder may be given by delivering the same in writing to the address set forth above, and any notice or other communication to be given to Baytree may be given by delivering the same to Baytree Capital Associates, LLC, 40 Wall Street, New York, New York 10005, Attention: Michael Gardner, Principal, or in each case, such other address of which a party shall have received notice. Any notice or other communication hereunder shall be deemed given three days after deposit in the mail if mailed by certified mail, return receipt requested, or on the day after deposit with an overnight courier service for next day delivery, or on the date personally delivered.

     16.     ARBITRATION.     In  the case of any dispute, question, controversy
             ------------
or claim arising among the parties hereto which shall arise out of or in connection with this Agreement, the same shall be submitted to arbitration before a panel of three arbitrators in New York, New York, in accordance with the rules of the American Arbitration Association. One arbitrator shall be appointed by the party or parties bringing the claims ("Claimant") and one
                                                            ----------
arbitrator shall be appointed by the party or parties defending the claim ("Respondent").The arbitrators selected by such parties shall be selected within
      ---------
thirty (30) days after notification by the Claimant to the Respondent that it has determined to submit such dispute, question, controversy or claim to arbitration. The two arbitrators so selected shall select a third arbitrator within thirty (30) days after the selection of the arbitrator selected by such parties. Should a party fail to select an arbitrator within the specified time period, or should the arbitrators selected by the parties fail to select a third arbitrator, the missing arbitrator or arbitrators shall be appointed by the New York, New York office of the American Arbitration Association. The decision of the panel shall be final and binding on the parties and enforceable in any court of competent jurisdiction. The costs of the arbitration will be imposed upon the Claimant and Respondent as determined by the arbitration panel or, failing such determination, will be home equally by the

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
Claimant and the Respondent. The successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees in addition to any other relief to which it may be entitled.

     In the event of any dispute, question, controversy or claim arising among the parties hereto which shall arise out of or in connection with this Agreement, the parties shall keep the proceeding related to such controversy in strict confidence and shall not disclose the nature of said dispute, the status of the proceeding or any testimony, documents or information obtained or exchanged in the course of said proceeding without the express written consent of all parties to such dispute unless either party is legally compelled to make any such disclosure.

     Please confirm that the foregoing correctly sets forth our agreement by signing the enclosed letters in the space provided and returning them to us for execution, whereupon we will send you a fully executed original letter which shall constitute a binding agreement as of the date first above written.



                                       Very  truly  yours,

                                       BAYTREE  CAPITAL  ASSOCIATES,  LLC

                                       By:  /s/ Michael  Gardner
                                              -------------------------------
                                              Michael  Gardner,  Principal


Agreed  to  and  accepted  as  of  the  above  date

PHOTOLOFT.COM,  INC.

By:  /s/ Jack  Marshall
        ----------------------------
        Jack  Marshall,  President

                            ANNEX A: INDEMNIFICATION

     PhotoLoft  agrees  to  indemnify  and to cause  the  Company  to  indemnify
Baytree, any broker-dealers who participate in the Financing, and their respective employees, directors, officers, agents, affiliates, and each person, if any, who controls them within the meaning of either Section 20 of the Securities Exchange Act of 1934 or Section 15 of the Securities Act of 1933 (each such person, including Baytree and such broker-dealers, is referred to as "Indemnified Party") from and against any losses, claims, damages and liabilities, joint or several including all legal or other expenses reasonably incurred by an Indemnified Party in connection with the preparation for or defense of any threatened or pending claim, action or proceeding, whether or not resulting in any liability ("Damages"), to which such Indemnified Party, in connection with its services or arising out of its engagement hereunder, may become subject under any applicable Federal or state law or otherwise, including but not limited to liability (i) caused by or arising out of an untrue statement or an alleged untrue statement of a material fact or the omission or alleged omission to state a material fact necessary in order to make a statement not misleading in light of the circumstances under which it was made, (ii) caused by or arising out of any act or failure to act or (iii) arising out of Baytree's engagement or the rendering by any Indemnified Party of its services under this Agreement; provided, however, that neither PhotoLoft nor the Company will be liable to the Indemnified Party hereunder to the extent that any Damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of the Indemnified Party seeking indemnification hereunder.

     These indemnification provisions shall be in addition to any liability which PhotoLoft and/or the Company may otherwise have to any Indemnified Party.

     If for any reason, other than a final non-appealable judgment finding an Indemnified Party liable for Damages for its gross negligence, bad faith, or willful misconduct the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then PhotoLoft shall and shall cause the Company, to contribute to

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
the amount paid or payable by an Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect not only the relative benefits received by PhotoLoft or the Company, as the case may be and its shareholders on the one hand, and Baytree on the other, but also the relative fault of PhotoLoft or the Company, as the case may be, and the Indemnified Party as well as any relevant equitable considerations, subject to the limitation that in no event shall the total contribution of all Indemnified Parties to all such Damages exceed the amount of fees actually received and retained by Baytree and the broker-dealers selected by Baytree that participate in the placement of the Common Stock.

     Promptly after receipt by the Indemnified Party of notice of any claim or of the commencement of any action in respect of which indemnity may be sought, the Indemnified Party will notify PhotoLoft or the Company in writing of the receipt or commencement thereof and PhotoLoft or the Company shall have the right to assume the defense of such claim or action (including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of fees and expenses of such counsel), provided that the Indemnified Party shall have the right to control its defense if, in the opinion of its counsel, the Indemnified Party's defense is unique or separate to it as the case may be, as opposed to a defense pertaining to PhotoLoft or the Company In any event, the Indemnified Party shall have the right to retain counsel reasonably satisfactory to PhotoLoft or the Company, at PhotoLoft's or the Company's expense, to represent it in any claim or action in respect of which indemnity may be sought and agrees to cooperate with PhotoLoft or the Company and PhotoLoft's or the Company's counsel in the defense of such claim or action, it being understood, however, that PhotoLoft or the Company shall not, in connection with any one such claim or action or separate, but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys, for all the Indemnified Parties unless the defense of one Indemnified Party is unique or separate from that of another Indemnified Party subject to the same claim or action. In the event that PhotoLoft or the Company does not promptly assume the defense of a claim or action, the Indemnified Party shall have the right to employ counsel reasonably satisfactory to PhotoLoft or the Company, at PhotoLoft's or, the Company's expense, to defend such claim or action. The omission by an Indemnified Party to promptly notify PhotoLoft or the Company of the receipt or commencement of any claim or action in respect of which indemnity may be sought will relieve PhotoLoft or the Company from any liability PhotoLoft or the Company may have to such Indemnified Party only to the extent that such a delay in notification materially prejudice PhotoLoft's or the Company's defense of such claim or action. PhotoLoft or the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld or delayed. Any obligation pursuant to this Annex shall survive the termination or expiration of this Agreement.

                        ANNEX B: FORM OF PROMISSORY NOTE

$250,000                                                February  -,  1999
--------

FOR VALUE RECEIVED, PHOTOLOFT.COM, INC. (the "Maker"), a California corporation, with offices at 300 Orchard City Drive, Suite 142, Campbell, California 95008,
hereby  promises  to  pay  to the order of                        (the "Payee"),
                                          ------------------------
residing  at  (or  with  a  business  office  located
at)                                  ,  the  principle  sum of Two Hundred Fifty
   ----------------------------------
Thousand ($250,000.00 US) Dollars, together with interest on the principal amount outstanding from the date hereof until payment in full.

     The principal amount of this Note together with all interest then accrued shall be payable three months from the date hereof (the "Due Date"). However, the term of this Note shall automatically be extended for an additional three months from the original Due Date in the event that the conversion of this Note as hereinafter described has not been completed by the original Due Date. Interest on outstanding principal shall accrue at the rate of nine (9%) percent per annum from the date hereof and shall be paid on the Due Date. All interest shall be calculated on the basis of a 365 day year, counting the actual number of days elapsed from the date of this Note to the Due Date. Interest on any overdue payments of principal and interest due hereunder shall accrue and be payable at the rate of twelve (12%) percent per annum, based on the actual number of days elapsed from the date such principal or interest payment was due to the date of actual payment.

     The principal of this Note may be prepaid in whole or in part without premium or penalty, at any time. The Maker shall prepay the principal and accrued interest of this Note, as and to the extent that the Maker receives proceeds (net of expenses) (1) from the sale of common stock of the Maker prior to the Due Date, or (2) as a part of being acquired by a public company prior to the Due Date.

     Maker shall offer the Payee the option to convert this note into shares of common stock of any corporation which acquires at least fifty-one (51%) percent of the Maker at any time prior to the Due Date. The terms of the issuance of such shares shall be part of a structure wherein it is contemplated that such corporation shall have 13,000,000 shares of common stock outstanding after the acquisition of Maker (but before the conversion of a maximum of $250,000 of Notes or further financing). In connection with said acquisition, it is contemplated that the company shall issue 12,375,000 shares to the shareholders of the Maker and shall undertake a financing by selling 2,000,000 shares at $.50 per share (the "Offering Shares"). The shares issuable upon conversion of this Note shall be a part of the Offering Shares and shall be converted at $.50 per share.

     All principal and interest payments hereunder are payable in lawful money of the United States of America to the Payee at the address first shown above, or at such other address as may be directed by Payee, in immediately available funds.

     The Maker hereby waives presentment, demand, dishonor, protest, notice of protest, diligence and any other notice or action otherwise required to be given or taken under the law in connection with the delivery, acceptance, performance, default, enforcement or collection of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended, modified or subordinated (by forbearance or otherwise) from time to time, without in any way affecting the liability of the Maker.

     In the event that (a) the Maker shall fail to pay when due, any payment of principal or interest due hereunder and such failure to pay is not cured within ten (10) days of the date such payment was due, or (b) if the maker shall (i) make a general assignment for the benefit of creditors; (ii) be adjudicated a bankrupt or insolvent; (iii) file a voluntary petition in bankruptcy-, (iv) take advantage of any bankruptcy or insolvency law or statute of the United States of America or any state or jurisdiction thereof now or hereafter in effect; (v) have a petition or proceeding filed against the Maker under any bankruptcy or insolvency law or statute of the United States of America or any state or jurisdiction thereof, which petition or proceeding is not dismissed within forty-five (45) days from the date of commencement thereof; or (vi) have a receiver, trustee, custodian, conservator or other person appointed by any court to take charge of the Maker's affairs, assets or business and such appointment is not vacated or discharged within forty-five (45) days thereafter; then, and upon the happening of any such event, the Payee, at Payee's option, by written notice to the Maker, may declare the entire indebtedness evidenced by this Note immediately due and payable, whereupon the same shall forthwith mature and become immediately due and payable without presentment, demand, protest or further notice.

     In the event that Maker shall fail to pay when due any principal or interest payment, and the Payee shall exercise or endeavor to exercise any of its remedies hereunder, the Maker shall pay all reasonable costs and expenses incurred in connection therewith including, without limitation, reasonable attorneys' fees, and the Payee may take judgment for all such amounts in addition to all other sums due hereunder.

     No consent or waiver by the Payee with respect to any action or failure to act by maker which, without such consent or waiver, would constitute a breach of any provision of this Note shall be valid and binding unless in writing and signed by the Payee.

     All agreements between the Maker and the Payee are expressly limited to provide that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the

Payee for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum amount which the Payee is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, without the necessity of any action by Payee or Maker, the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstance the Payee should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance hereof, and not to the payment of interest. As used herein, the term "applicable law" shall mean the law in affect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of all agreements between the Maker and the Payee.

     This Note shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that such laws are superseded by Federal enactments.

     If any covenant or other provision of the Note is invalid, illegal, or incapable of being enforced by reason of any rule of law or public policy, all other covenants and provisions of the Note shall nevertheless remain in full force and effect, and no covenant or provision shall be deemed dependent upon any other covenant or provision.

     IN WITNESS WHEREOF, the Maker, by its duly authorized officer, has executed this Note as of the date first above written.

                                   PHOTOLOFT.COM,  INC.

                                   By:  /s/ Jack  Marshall
                                      ------------------------------
                                            Jack  Marshall,  President

                                     ANNEX C
                                     -------

                       PHOTOLOFT.COM CAPITALIZATION TABLE

                                          SHARES    PERCENTAGE
                                        ----------  -----------

ORIGINAL PHOTOLOFT.COM SHAREHOLDERS. .  12,375,000       82.36%
                                        ----------  -----------
INVESTORS. . . . . . . . . . . . . . .   2,000,000       13.31%
                                        ----------  -----------
ORIGINAL MERGER CANDIDATE SHAREHOLDERS     625,000        4.16%
                                        ----------  -----------
BAYTREE. . . . . . . . . . . . . . . .      25,000        0.17%
                                        ----------  -----------

TOTAL. . . . . . . . . . . . . . . . .  15,025,000      100.00%
--------------------------------------  ----------  -----------